UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

December 7, 2016

(Date of Report)

ATI MODULAR TECHNOLOGY CORP

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-55699	81-3131497
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4700 Homewood Court, Suite 100, Raleigh, North Carolina 27609

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(888) 406 2713

(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Explanatory Comment

ATI Modular Technology Corp. is a Nevada corporation (the “Company”) in the midst of a restructuring by way of merger with AmericaTowne, Inc., a Delaware corporation with the Company being the surviving entity with amended articles changing its name to AmericaTowne Holdings, Inc. For purposes of the agreement disclosed herein, the Company entered into the agreement as AmericaTowne Holdings, Inc. in light of the amended articles already being on file with the State of Nevada.

Item 1.01 Entry into a Material Definitive Agreement

Procurement Agreement with Mangel Klicks Company Limited (Ghana)

On December 4, 2017, the Company and Mangel Klicks Company Limited, a Ghana corporation (“Mangel Klicks”) entered into a Procurement Agreement for the procurement of hospital equipment to be used in Accra, Ghana (the “Procurement Agreement”). Pursuant to the terms of the Procurement Agreement, Mangel Klicks has agreed to pay $578,000 to the Company in consideration of the Company’s procurement of specific hospital equipment set forth in the Procurement Agreement. Mangel Klicks has agreed to pay 25% of the consideration, or $144,500, upon execution of the Procurement Agreement. The Company has received this initial payment. The balance of the consideration shall be paid by an irrevocable, confirmed Letter of Credit from a banking institution deemed acceptable to the Company. The specific terms of the consideration are set forth in Section 2 of the Procurement Agreement. There is no material relationship between the Company and Mangel Klicks. The reader is directed to the Procurement Agreement for further terms and conditions.

SECTION 9 – FINANCIAL STATEMENT AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	Procurement Agreement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/Alton Perkins ATI MODULAR TECHNOLOGY CORP. By: Alton Perkins Its: Chairman of the Board, Chief Executive Officer, Chief Financial Officer Date: December 7, 2017